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                                                                      EXHIBIT 11


                     DUCOMMUN INCORPORATED AND SUBSIDIARIES
              RECONCILIATION OF THE NUMERATORS AND DENOMINATORS OF THE BASIC AND DILUTED EARNINGS PER SHARE COMPUTATIONS


                                                         For the Year Ended December 31, 1999
                                                    ----------------------------------------------
                                                       Income            Shares          Per-Share
                                                    (Numerator)      (Denominator)        Amount
                                                    -----------      -------------       ---------
BASIC EPS
Income Available to Common Stockholders             $13,444,000        10,209,000          $1.32
                                                                                           =====

EFFECT OF DILUTIVE SECURITIES
Stock Options                                                --           309,000
                                                    -----------       -----------

DILUTED EPS
Income Available to Common Stockholders
   + Assumed Conversions                            $13,444,000       $10,518,000          $1.28
                                                    ===========       ===========          =====


                                                         For the Year Ended December 31, 1998
                                                    ----------------------------------------------
                                                       Income            Shares          Per-Share
                                                    (Numerator)      (Denominator)        Amount
                                                    -----------      -------------       ---------
BASIC EPS
Income Available to Common Stockholders             $23,693,000        11,149,000          $2.13
                                                                                           =====

EFFECT OF DILUTIVE SECURITIES
Stock Options                                                -            469,000
                                                    -----------       -----------

DILUTED EPS
Income Available to Common Stockholders
   + Assumed Conversions                            $23,693,000       $11,618,000          $2.04
                                                    ===========       ===========          =====


                                                         For the Year Ended December 31, 1997
                                                    ----------------------------------------------
                                                       Income            Shares          Per-Share
                                                    (Numerator)      (Denominator)        Amount
                                                    -----------      -------------       ---------
BASIC EPS
Income Available to Common Stockholders             $14,297,000        11,037,000          $1.30
                                                                                           =====

EFFECT OF DILUTIVE SECURITIES
Stock Options                                                -            829,000
                                                    -----------       -----------

DILUTED EPS
Income Available to Common Stockholders
   + Assumed Conversions                            $14,297,000       $11,866,000          $1.20
                                                    ===========       ===========          =====


Note: Share-related data have been adjusted for the 3-for-2 stock split in June 1998.